SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                               ------------------------
                                      FORM SB-2

                               REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933
                              --------------------------

                                 RUSSIAN-CAVIAR.COM

                    (Name of small business issuer in its charter)



       California                     454110                  91-2021595
(State of Incorporation)   (Primary Standard Industrial)   (I.R.S. Employer
                            Classification Code Number)         I.D. No.

                             827 State Street, Suite 26
                              Santa Barbara, CA 93101
                               (805) 899-1299 (PHONE)
                               (805) 560-3608 (FAX)
            (Address and telephone number of principal executive offices)
                             --------------------------

                            827 State Street, Suite 26
                             Santa Barbara, CA 93101
                             (805) 899-1299 (PHONE)
                             (805) 560-3608 (FAX)

  Address of principal place of business or intended principal place of business
                             --------------------------

                                KENNETH G. EADE
                                Attorney at Law
                           827 State Street, Suite 26
                            Santa Barbara, CA 93101
                            (805)560-9828 (PHONE)
                          (805) 560-3608 (TELECOPY)

             (Name, address and telephone number of agent for service)
                          --------------------------
             COPIES TO:

                                KENNETH G. EADE
                                Attorney at Law
                          827 State Street, Suite 26
                           Santa Barbara, CA 93101
                             (805)560-9828 (PHONE)
                           (805) 560-3608 (TELECOPY)
                          --------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / -------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / / -------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
 [CAPTION]

   ___________________________________________________________________________________________
   ___________________________________________________________________________________________
 <F>
   TITLE OF EACH           DOLLAR          PROPOSED            PROPOSED            AMOUNT OF
   CLASS OF SECURITIES     AMOUNT TO       MAXIMUM AGGREGATE   MAX. AGGREGATE   REGISTRATION FEE
   ___________________________________________________________________________________________
  Common Stock, .001 par   $25,000        $  .50              $   25,000         $    6.60
  _____________________________________________________________________________________________

  Total                    $25,000        $  .50              $   25,000         $    6.60


                                      DATED MARCH 14, 2000

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES
IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

 PROSPECTUS
 RUSSIAN-CAVIAR.COM

 50,000 SHARES OF COMMON STOCK


 Up to 50,000 of the shares of Common Stock offered hereby (the "Offering") are being sold  by RUSSIAN-CAVIAR.COM ("Russian Caviar " or the "Company"). There is
no minimum  contingency and no escrow or impound, and the proceeds may be utilized by the Company in  its discretion. The Company's Common Stock is not currently listed or quoted on any  quotation medium. There can be no assurance that the Company's common stock will ever be  quoted on any quotation medium or that any market for the Company's stock will ever  develop.
------------------------

 THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF
 RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."
 ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 PRICE          UNDERWRITING       PROCEEDS
                                 TO             DISCOUNTS AND      TO
                                 PUBLIC         COMMISSIONS(2)     COMPANY(1)



 Per Share................        $     .50          $0             $ .50
 Total (Minimum).........         $  50,000          $0           $25,000
 Total (Maximum).........         $  50,000          $0           $25,000


(1) Before deducting expenses payable by the Company, estimated at approximately
$5,000. This offering is self-underwritten, so the Company is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 50,000 common shares. There is no minimum contingency, and the proceeds may be used in the Company's discretion.

    (2)The shares of Common Stock are being offered by the Company through its officers and directors on a best efforts basis subject to prior sale, when, as, and if delivered to and accepted by the Company and subject to the approval of certain legal matters by counsel and certain other conditions. The Company reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

 MARCH 14, 2000
 ------------------------

  AVAILABLE INFORMATION

Upon the effective date of the Company's Form 10SB on file with the Securities and Exchange Commission, the Company will be subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the
"Exchange Act") under Section 12 of the Act. Upon the effective date of this Registration Statement the Company will be subject to the informational requirements of Section 15 of the Exchange Act, and in accordance therewith will file reports and other information with the Securities and Exchange
Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the principal office of the Commission, Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.
20549. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.
The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

The Company has filed with the Commission a registration statement (the
"Registration Statement") under the Securities Act of 1933, as amended (the
"Securities Act"), with respect to sales of the shares of Common Stock offered hereby. This Prospectus omits certain information contained in the Registration
Statement. For further information, reference is made to the Registration
Statement, the exhibits and financial statements filed as a part thereof, which may be examined without charge at the office of the Commission, and photocopies of which, or any portion thereof, may be obtained upon payment of the prescribed fee.

Statements contained in this Prospectus as to the contents of any agreement or other document referred to are not complete, and where such agreement or other document is an exhibit to the Registration Statement, each statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit.

PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND
CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING
ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE INFORMATION SET FORTH UNDER "RISK
FACTORS." CERTAIN STATEMENTS CONTAINED IN THE PROSPECTUS SUMMARY AND ELSEWHERE
IN THIS PROSPECTUS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, SUCH AS
STATEMENTS REGARDING GROWTH TRENDS IN THE INDUSTRY AND THE COMPANY'S GROWTH
STRATEGY AND  PLANS TO INTRODUCE ADDITIONAL PRODUCTS OR SERVICES, ARE
FORWARD-LOOKING STATEMENTS (AS  SUCH TERM IS DEFINED IN THE SECURITIES ACT).
SINCE SUCH FORWARD-LOOKING STATEMENTS INCLUDE  RISKS AND UNCERTAINTIES, ACTUAL
RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR  IMPLIED BY SUCH
STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY
INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED HEREIN UNDER "RISK FACTORS,"
"MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS"  AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS
PROSPECTUS.

EXCEPT AS OTHERWISE SPECIFIED, ALL SHARE, PER SHARE AND FINANCIAL  INFORMATION
SET FORTH HEREIN GIVES EFFECT TO A ONE THOUSAND-TO-ONE FORWARD STOCK SPLIT
EFFECTED IN JANUARY, 2000. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES
HEREIN TO THE  "COMPANY" OR "RUSSIAN-CAVIAR" REFER TO RUSSIAN-CAVIAR.COM AND ITS
SUBSIDIARIES.

CORPORATE BACKGROUND

 The Company was organized on February 1, 2000, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. The Company is engaged in the business of selling caviar from its e commerce web site on the Internet. There can be no assurance that the Company's common stock will ever develop a market.

THE OFFERING

 Common Stock Offered......................... Up to 50,000 shares

 Common Stock Outstanding after the
 Offering..................................... 1,050,000 shares(1)

 Use of Proceeds.............................. Working capital

 Symbol....................................... None

 Risk Factors..................................The shares of Common Stock offered hereby involve a high
                                               degree of risk and immediate
                                               substantial dilution See"Risk
                                               Factors" and "Dilution"
                                               ------------------------------

(1) Figures are based on the current outstanding shares of 1,950,000

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of
Operations" and the Consolidated Financial Statements, including the Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the period inception to February 29, 2000 and the consolidated balance sheet data at February 29, 2000 are derived from the Company's audited
Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to February
29, 2000 are derived from the Company's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that the Company considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.
The operating results for the period ended 2000 are not necessarily indicative of the results to be expected for the full year or for any future period.




BALANCE SHEET DATA:
                                                    February 29, 2000
                                                    -----------------
 Assets: ......................................          $       --
                                                              =======

 Liabilities - Accounts Payable .....................    $       --
                                                              -------
 Stockholders' Equity:
  Common Stock, Par value $.001
Authorized 100,000,000 shares,
Issued 1,950,000 shares at February 29,
2000 ..................................1,950
  Paid-In Capital ..................................             --
  Retained Deficit .................................         (1,950)
  Deficit Accumulated During the
Development Stage ..............................               (100)
                                                             -------

 Total Stockholders' Equity ....................                 --
                                                             -------
 Total Liabilities and
  Stockholders' Equity ........................           $      --
                                                             =======





 STATEMENT OF OPERATIONS DATA:
                                                                 Cumulative
                                               For Month Ended   Since Inception
                                               February 29,      of Development
                                               --------------    Stage
                                               2000
                                               -----             -----
Revenues:                                    $    --            $   --
Expenses:                                      1,950             1,950
                                               -----             -----
   Net Loss                                   (1,950)           (1,950)
                                               -----   -----     -----
Basic & Diluted loss per share               $   --
                                               =====   =====     =====
           -------------------------------------------------------

RISK FACTORS

PROSPECTIVE INVESTORS IN THE SHARES OFFERED HEREBY SHOULD CAREFULLY CONSIDER THE
FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION APPEARING IN THIS
PROSPECTUS.

LIMITED OPERATING HISTORY; HISTORY OF LOSSES; SIGNIFICANT ACCUMULATED AND
WORKING CAPITAL DEFICITS

The Company is a development stage company which has no operating history upon which an evaluation of its future performance and prospects can be made. The
Company's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, the Company has incurred losses.

 INTENSE COMPETITION

Retail and wholesale sales on the Internet is an industry of intense competition, rapidly evolving and subject to constant technological change.
Competitors with greater financial resources than the Company are more equipped to compete with the Company in this industry. There can be no assurance that the Company will be able to compete successfully in any chosen.

 DEVELOPMENT STAGE COMPANY

Russian-Caviar is still in the development stage and has just commenced operations. Its operations are subject to all of the risks inherent in establishing a new business enterprise. Russian-Caviar's potential for success must be considered in light of the problem, expenses, difficulties, complications and delays frequently encountered in connection with a new business. No assurance can be given that Russian-Caviar will be successful.

 LIMITED CAPITAL AND NEED FOR SIGNIFICANT ADDITIONAL FINANCING

 Russian-Caviar anticipates that the net proceeds of this offering will satisfy its operating cash requirements for at least 12 months after this offering is consummated. However, no assurance can be given that Russian-Caviar will not require additional financing sooner than currently anticipated. In order to continue with its planned operations, the Company is dependent upon additional equity financing. There can be no assurance that additional equity financing can be obtained.

 NO PUBLIC MARKET AND POSSIBLE VOLATILITY OF COMMON STOCK PRICES

 Prior to this offering, Russian-Caviar's common shares have never been freely traded and there is no public market for its stock. No assurance can be given that an active public market will develop or be sustained after the offering.
There also can be no assurance that the Company's securities will be quoted on any recognized quotation medium. The initial public offering price of the shares has been arbitrarily determined by the Company. The trading price of the securities could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the securities.

 PENNY STOCK RESTRICTIONS

 The Company's securities are not currently quoted on any recognized quotation medium. While there can be no assurance that any public market will ever develop for the Company's common stock, if such a market should develop, trading the Company's Common Stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended ("Exchange
Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Company's securities, which could severely limit the liquidity of the Company's securities and the ability of purchasers in this Offering to sell such securities in the secondary market.

 BROAD DISCRETION IN APPLICATION OF NET PROCEEDS BY MANAGEMENT

 The estimated net proceeds of the Offering has been allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of these proceeds. A portion of the proceeds allocated to working capital may be used by the Company to pay salaries, including salaries of its executive officers, and for acquisitions.
Although the Company currently has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by the Company, the Board of Directors may have the ability to approve such acquisition without seeking stockholder approval.

 RELATED PARTY TRANSACTIONS; POSSIBLE CONFLICTS OF INTEREST

 The Company has engaged in transactions with certain of its officers, directors and principal stockholders. The terms of such transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in the Company's favor. See "Certain Transactions."

 DILUTION

 The public offering price is substantially higher than the net tangible book value per share of the currently outstanding Common Stock. Investors purchasing shares of Common Stock in the Offering will therefore experience immediate dilution in net tangible book value, assuming a $1.00 per share offering price.
See "Dilution."

 NEW INDUSTRY; UNCERTAINTY OF MARKET ACCEPTANCE

 The Internet industry is an emerging market characterized by an increasing and substantial number of new competitors that have introduced or are developing an array of new products and services, including interactive, enhanced and value-added services. Each of these entrants is seeking to position its products and services as the preferred method for accessing prepaid long distance telecommunications services. As is typical in an emerging industry, market acceptance of newly introduced products and services is uncertain. There can be no assurance that substantial markets for prepaid phone cards will continue to develop or that the Company will be able to meet its current marketing objectives, succeed in positioning its products and to achieve significant market acceptance for its products.

 NON-RECURRING REVENUES

Generally, sales of caviar generates non-recurring revenues. For example, for the year ended December 31, 1996, promotions for Kraft Foods accounted for approximately 11.6% of the Company's revenues. The Company may remain dependent on non-recurring sales of promotional cards to a limited customer base for a significant portion of its revenues.

 FEDERAL CUSTOM TAX

 The import of caviar from Russia is subject to U.S. Customs duty and certain import restrictions. In addition, there is the possibility of taxation and duties from the Russian government. Due to the fact that small amounts of caviar carry valuable prices, estimated at up to $25 per gram, the Company imports some caviar through personal messengers. There is a limit of 200 grams, or $5,000 worth of caviar per person imposed by U.S.

  USE OF PROCEEDS

The net proceeds to the Company from the sale of the shares of Common Stock offered hereby are estimated to be approximately $50,000. Russian-Caviar intends to use these proceeds for web site promotion, working capital and general corporate purposes.

 The allocation of the net proceeds of the Offering set forth above represents the Company's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and the Company's future revenues and expenditures. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

 Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

 The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with its growth strategy), that the proceeds of the Offering, if at least the minimum number of shares are sold, together with its existing financial resources and cash flow from operations, should be sufficient to satisfy its anticipated cash requirements for the next twelve months; however, there can be no assurance that this will be the case. The Company's actual cash requirements may vary materially from those now planned and will depend upon numerous factors, including the general market acceptance of the Company's new and existing products and services, the growth of the Company's distribution channels, the technological advances and activities of competitors, and other factors. See
"Management's Discussion and Analysis of Financial Condition and Results of
Operations."

DIVIDEND POLICY

 The Company has never declared or paid cash dividends on its capital stock.
The Company currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

PRICE RANGE OF SECURITIES

The Company's common stock is not listed or quoted at the present time, and there is no present public market for the Company's common stock. The Company has  obtained a market maker who has agreed to file an application for the
Company's  securities to be quoted on the National Quotation Bureau's "pink sheets,"and who  intends to file a form 211 with the National Association of
Securities Dealers to  quote the Company's securities on the NASD OTC Bulletin
Board(Bulletin Board), upon  the effectiveness of this Registration Statement, but the obtaining of a quotation  is subject to NASD approval, and there can be no assurance that the Company's stock  will be quoted on the Bulletin Board.
Thus, there can be no assurance that the  NASD will accept the Company's market
maker's application on Form 211.   Therefore, there can be no assurance that a
public market for the Company's  common stock will ever develop.

CAPITALIZATION

The following table sets forth the short-term debt and capitalization of the Company as of February 29, 2000, and the pro forma capitalization of Russian-
Caviar as of May 31, 2000, giving effect to the sale of the of 50,000 shares at the price of $.50 share, after deducting estimated offering expenses. The table should be read in conjunction with the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

<CAPATION>
 BALANCE SHEET DATA:

                                                 ---------------------
                                                 2/29/2000
                                                            -------

 Assets: ....................................               $50,000
                                                            =======

 Liabilities - Accounts Payable .............               $    --
                                                            -------
 Stockholders' Equity:
  Common Stock, Par value $.001
Authorized 100,000,000 shares,
Issued 1,000,000 shares at December 31,
2000 ........................................                 1,050
  Paid-In Capital ...........................                48,950
  Retained Deficit ..........................                (1,200)
  Deficit Accumulated During the
Development Stage ...........................                  (248)
                                                            -------

 Total Stockholders' Equity .................                  (200)
                                                            -------
 Total Liabilities and
  Stockholders' Equity ......................               $ 8,552
                                                            =======


 DILUTION

 As of February 29, 2000, the Company's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Russian-Caviar's tangible assets less its total liabilities. Net tangible book value per share represents Russian-Caviar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 50,000 shares at an offering price of $1.00 per share of Common Stock, application of the estimated net sale proceeds (after deducting offering expenses), Russian-Caviar's net tangible book value as of the closing of this offering would increase from $0 to $.008. This represents an immediate increase in the net tangible book value of $.008 per share to current shareholders, and immediate dilution of $.992 per share to new investors, as illustrated in the following table:

 Public offering price per
 share of common stock $1.00
 Net tangible book value per share before offering.................  $   0
 Increase per share attributable to new investors................... $0.008
 Net tangible book value per share after offering................... $0.008
 Dilution per share to new investors................................ $0.992
 Percentage dilution................................................   99.2%

 SELECTED FINANCIAL DATA

 The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the period inception to February 29, 2000 and the balance sheet data at 2000 are derived from the Company's Consolidated Financial
Statements, which have been audited by the Company's independent auditors, included elsewhere in this Prospectus, and include all adjustments that the Company considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.

<CAPATION>
BALANCE SHEET DATA:
                                                    February 29, 2000
                                                    -----------------
 Assets: ......................................          $       --
                                                              =======

 Liabilities - Accounts Payable ...............          $       --
                                                              -------
 Stockholders' Equity:
  Common Stock, Par value $.001
Authorized 100,000,000 shares,
Issued 1,950,000 shares at February 29,
2000 ..........................................
  Paid-In Capital .............................                   --
  Retained Deficit ............................               (1,950)
  Deficit Accumulated During the
Development Stage .............................               (1,950)
                                                              -------

 Total Stockholders' Equity ...................                   --
                                                              -------
 Total Liabilities and
  Stockholders' Equity ........................           $       --
                                                              =======

STATEMENT OF OPERATIONS DATA:
                                                                 Cumulative
                                               For Month Ended   Since Inception
                                               February 29,      of Development
                                               --------------    Stage
                                               2000
                                               -----             -----
Revenues:                                    $    --            $   --
Expenses:                                      1,950             1,950
                                               -----             -----
   Net Loss                                   (1,950)           (1,950)
                                               -----   -----     -----
Basic & Diluted loss per share               $   --
                                               =====   =====     =====

            -------------------------------------------------------


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

The following discussion should be read in conjunction with the Company's
Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

 COMPANY OVERVIEW

 The Company was organized on February 1, 2000, and has just recently commenced operations. The Company is engaged in the business of selling caviar from its e commerce equipped web site. The Company's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

 PLAN OF OPERATIONS-IN GENERAL

The Company's plan of operations is to be the number one seller of caviar on the Internet. Caviar from retail outlets is too expensive for the average consumer, and the quality is usually not the highest. The Company plans to only sell the very best quality Caspian Sea caviar imported from Russia at the lowest prices of any wholesaler or retailer of caviar on the Internet. To do this, the Company will seek to establish an aggressive marketing plan both on the Internet and conventionally.

During the next twelve months, the Company plans to satisfy its cash requirements by additional equity financing. There can be no assurance that the company will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. If the company is not able to raise equity capital, and it presently has no cash with which to satisfy any future cash requirements. The company will need a minimum of $50,000 to satisfy its cash requirements for the next 12 months. The company will not be able to operate if it does not obtain equity financing. The Company has no current material commitments. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that the Company will be successful in raising the capital it requires. The company does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs.
The company does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. The Company has no current material commitments. The Company has generated no revenue since its inception.

The Company is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that the Company will be successful in raising the capital it requires through the sale of its common stock.

BUSINESS


THE COMPANY

The Company's plan of operations is to be the number one seller of caviar on the
Internet. Caviar from retail outlets is too expensive for the average consumer, and  the quality is usually not the highest. The Company plans to only sell the very  best quality Caspian Sea caviar imported from Russia at the lowest prices
of any  wholesaler or retailer of caviar on the Internet.     The Company's plan
of operations is to be the number one seller of caviar on the  Internet. Caviar from retail outlets is too expensive for the average consumer, and  the quality is usually not the highest. The Company plans to only sell the very  best quality Caspian Sea caviar imported from Russia at the lowest prices of any wholesaler or retailer of caviar on the Internet. To do this, the Company will seek  to establish an aggressive marketing plan both on the Internet and conventionally.

Government approval is not necessary for the Company's business, and government regulations have no or only a negligible effect on their respective businesses.
  The Company has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no
product  development or research and development costs.    The Company's mailing
address is 827 State Street, Suite 26, Santa Barbara, CA  93101. The telephone number of its principal executive office is  (805) 899-1299.

FORWARD LOOKING STATEMENT

This registration statement contains forward-looking statements. The Company's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions;
competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

THE INDUSTRY    The Internet industry is a young
industry, but one of the fastest growing industries  in the country. Management believes that with the proper marketing campaign, the  Company's e commerce site can develop into the most popular site on the Internet to  purchase caviar. The
Company will avoid customer service problems by offering a  money back if not satisfied guarantee, and providing free expedient shipping of  product.


MARKETING

The Company has developed an Internet web site with full e-commerce capabilities, which offers the company's products for sale to the Internet consumer. In addition, the Company will promote its web site and its products by conventional advertising and marketing. With the proceeds of this offering, the Company plans to hire a sales force and offer "multi-level marketing" incentives for sales.

To help achieve its sales goals, the Company plans to implement an aggressive online marketing campaign. The objective will be to name awareness for the Company in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. The Company's online campaign will target sites that generate high traffic from Internet users who fit the Company's customer profile. In order to create this market presence and increase customer awareness, the Company intends to promote its Web site on the most effective search engines, directories and promotional sites the Internet offers. However, the Company has not yet developed its Web site, and there can be no assurance that it will implement these programs. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure the company is listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to software sales. Of course, there can be no assurance that the Company can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. The Company will review its site data to optimize its listing. Once the site data has been perfected, the Company's site will be submitted to the top 75 search engines and promotional sites.

While listing a Web site with the search engines and promotional sites is a high priority for the foundation of the Company's Internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors that are interested in the Company's site. The Company will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to the Company's Web site.

The Company intends to design a professional banner and place it with various sites on a "reciprocal" basis, at no charge to the Company. The Company also plans to purchase online ad banners on highly trafficked Web sites that appeal to the Company's target audience. The Company will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.

Online communities such as Mailing Lists, Newsgroups, and Online Service Forums tend to be very successful in driving traffic to sites as Internet surfers use these communities to get advice from their peers. The Company will work with a firm to seed messages about its offerings in the various online communities that are visited by its target audience. Companies specializing in Community
Discussion Seeding include Word of Net Promotions, Webpromote and Agency.

Targeted e-mail announcements with information about the Company's products and services will be sent to individuals who have expressed an interest in receiving information within targeted categories. These individuals have voluntarily signed up to receive these e-mail messages about specific topics and are more likely to read them. Response rates are expected to average between 5% to 10%.
These efforts will results in Company Web site visits by these individuals because they have an interest in the Company's products and services and can click-through Hyperlinks created in the Company's e-mail announcement. Each e-mail message will contain a header that specifies that the e-mail was sent to the recipient because they had subscribed to a particular service.

The Company expects to maintain a clean corporate image by practicing
"etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, the Company plans to only send targeted e mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e mail lists.


The Company intends to announce its products and services on the Web in press releases. Favorable articles or editorial pieces about the Company's Web site can generate tremendous visibility and opportunity to sell its products and services. The Company will e-mail its press releases to targeted publications selected from a database of over 30,000 media resources. Press releases can be distributed within 72 hours.

THE PRODUCTS

The Company offers what management believes is the finest tasting, highest quality caviar in the world at prices below any retailer the Company is aware of. Caviar is harvested from the eggs of the prehistoric like sturgeon.
Worldwide there are 20 different sturgeon species. Five of them live in the Caspian Sea and only three supply caviar. The Company offers all three types of caviar, which are all imported from the Caspian Sea.

Beluga Caviar

This is the rarest and most expensive caviar. The Beluga sturgeon can grow up to 30 feet and weigh over 2,000 pounds. It produces a light grey caviar with large granules and delicate skin. The Company sells this caviar in 4 ounce containers only.

Osetra Caviar

The Osetra sturgeon grows up to six feet long and up to 440 pounds. It produces a caviar which is dark grey, with a nutty flavor which is considered to be a rare specialty. The Company sells this caviar in 2 ounce containers.

Sevruga Caviar
The Sevruga sturgeon grows up to five feet and up to 55 pounds. It produces a caviar which is dark grey, fine grained and delicious.

Red Caviar

In Russia, salmon roe is also known as red "Ikra" or red caviar, and Sturgeon roe is known as black "Ikra". Truthfully, red caviar is not from the Sturgeon, but from Salmon. It is small, red, and delicious, and is less expensive than black caviar. The Company offers salmon roe in 4 ounce cans.

PATENTS

The Company holds no patents for its products. The Company is the registered owner of the Internet domain names, www.russian-caviar.com and www.russiancaviar.net.

GOVERNMENT REGULATION

Government approval is not necessary for the Company's business, and government regulations have no effect or a negligible effect on its business. There is no assurance that companies with greater buying power will be able to undercut the Company's pricing structure.

EMPLOYEES

The Company presently employs two employees, both management, who both devote their part time efforts to the Company.

PROPERTIES

The company has an oral agreement with the Company president for use of office space, telephones and secretarial services supplied free of charge to the Company. The Company owns its Internet Web site, and the Internet domain names, www.russian-caviar.com and www.russiancaviar.net.

PATENTS

The Company has no patents or trademarks. The Company owns the domain names, www.russian-caviar.com and www.russiancaviar.net.

COMPETITION

The gourmet food business is competitive. Other companies making caviar sales and other companies with one or more affiliate or retail locations have financial resources superior to the Company, so there can be no assurance that the Company's projected income will not be affected by its competition. There are also many other companies with greater financial resources that the Company who offer caviar sales on the Internet, but few with e commerce capabilities.
The Company's competitors include Aristoff Caviar and Pedrosian of France, which is perhaps the most well known seller of caviar in the world. However, the Company feels it is able to compete adequately with these other companies, by maintaining and updating its website to insure that it receives recognition from the Internet search engines on an ongoing basis, and from specializing in the niche of software used in the medical and legal fields.


LEGAL PROCEEDINGS

The Company is not subject to any pending litigation, legal proceedings or claims.
                                   MANAGEMENT


EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

    The current executive officers, key employees and directors of the Company are as follows:

    Name                     Age                    Position
 ----------                  ---                    --------
Agata Gotova                 28                     President, Secretary
                                                    Director,  Treasurer

Agata Gotova.  Ms. Gotova is the current President, Secretary, Chief Financial
Officer and Director of the Company. She is also the President and Director of Russian Imports.com, and FirsTelevision.com. She is also the Secretary of Cinecam Corporation. For the past five years, she has been engaged in the import and export business, specializing in trade with Russia and the former Soviet
Republics. For a period of four years prior to 1997, Ms. Gotova resided and did business in Paris, France. She speaks French, English and Russian fluently.
Ms. Gotova was educated at the University, Minister of International Affairs,
Moscow, and Sorbonne University, Paris.

EXECUTIVE COMPENSATION

The Company has made no provisions for cash compensation to its officers and directors. The Company's management received 1,700,000 shares or restricted stock as a retainer for future services and in exchange for the company's business plan. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

EMPLOYMENT AGREEMENTS

The Company has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of the Company's board of directors.

                             PRINCIPAL STOCKHOLDERS

    The following table presents certain information regarding beneficial ownership of the Company's Common Stock as of February 29, 2000, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


                                           Shares         Percent   Percent
                                           Beneficially   Before    After
Name and Address of Beneficial Owner       Owned          Offering  Offering
------------------------------------       --------       --------  --------

Agata Gotova(2)                           1,610,000        82.56%      80.5%
827 State Street
Santa Barbara, CA 93101


Richard Tearle                              100,000            5%          5%
1216 State Street #305
Santa Barbara, CA 93101

Officers and Directors
as a Group                                1,610,000        82.56%       80.5%
----------------------

 (1) Table is based on current outstanding shares of 1,950,000.
 (2) Agata Gotova is the wife of the Company's attorney, Kenneth G. Eade.

CERTAIN TRANSACTIONS

In connection with organizing the Company, on February 1, 2000, Agata Gotova was issued 1,610,000 shares of restricted common stock in excahnge for services, the business plan of the Company, and the Company's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons
(officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Ms.
Gotova may be deemed to be promoters of the Company. No other persons are known to Management that would be deemed to be promoters.

On February 1, 2000, in exchange for web site development services rendered to the Company's web sites, the Company issued 100,000 shares of its common stock under Rule 701 promulgated by the Securities and Exchange Commission to a non-sophisticated investor with full access to all corporate information.

On February 1, 2000, the Company issued 90,000 shares of its common stock to Kenneth G. Eade, counsel to the Company and the husband of its President, Agata
Gotova, under Rule 701 promulgated by the Securities and Exchange Commission in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.

                           DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 2,000,000 shares of Common Stock.

COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of the Company's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

PENNY STOCK STATUS

If and when it creates a market for its common stock, the Company's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities
Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. The imposition of these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for the company's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is American
Registrar & Transfer Co., 342 E. 900 South, P.O. Box 1798, Salt Lake City, Utah
84110.
                        SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, the Company will have 2,000,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities
Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with the Company), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of the Company, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of the Company without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for the Company's shares of common stock. However, the Company's market maker, National Capital, has filed an application for a quotation with the National Quotation Bureau's "pink sheets," which application is still pending. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                                  UNDERWRITING

 This offering is self underwritten by the Company through its officers and directors on a best efforts basis. Therefore, there is no underwriter or broker compensation involved, and the Company is acting as its own underwriter.

                                 LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.
                                    EXPERTS

The Financial Statements and schedules of the Company as of February 29, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for the Company, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations.
Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the
Internet at http://www.sec.gov.

The Company will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


RUSSIAN-CAVIAR.COM

Independent Auditor's Report ....................................   F-1

Balance Sheets
 February 29, 2000 ..............................................   F-2

Statements of Operations
 For the Years Ended February 29, 2000 ..........................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended February 29, 2000 ..........................   F-4

Statements of Cash Flows
 For the Years Ended February 29, 2000 ..........................   F-5

Notes to Consolidated Financial Statements .........................F-6




INDEPENDENT AUDITORS' REPORT
Russian-Caviar.Com
(A Development Stage Company)

I have audited the accompanying balance sheets of Russian-Caviar.com (a development stage company) as of February 29, 2000, and the related statements of operations, stockholders' equity, and cash flows for the month ended February
29, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

I conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Russian-Caviar.com, Inc.
(a development stage company) as of February 29, 2000, and the results of its operations and its cash flows for the month ended February 29, 1999 in conformity with generally accepted accounting principles.

ROGER G. CASTRO
___________________
Roger G. Castro
Certified Public Accountants
Oxnard, California
March 1, 2000


RUSSIAN-CAVIAR.COM
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
                                                          February 29, 2000
                                                          ---------------------



Assets: ............................................      $  --
                                                          =======

Liabilities - Accounts Payable .....................      $  --
                                                          -------

Stockholders' Equity:
  Common Stock, Par value $.001

    Authorized 100,000,000 shares,
    Issued 1,950,000 shares at February 29,

    2000 ..................................                 1,950
  Paid-In Capital ..................................          --
  Retained Deficit .................................       (1,950)

                                                           -------

     Total Stockholders' Equity ....................         --
                                                          -------

     Total Liabilities and

       Stockholders' Equity ........................      $  --
                                                          =======

RUSSIAN-CAVIAR.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

                                                                    Cumulative
                                                                    since
                                                                    inception
                                               For the month ended  of
                                               February 29, 2000    Development
                                                 -----------------  Stage
                                                                    -----------

Revenues: ..................................      $     --            $    --

General and Administrative Expenses: ........         1,950              1,950
                                                      -----              -----

     Net Loss ..............................      $  (1,950)           $(1,950)
                                                      -----              -----

Loss per share .............................      $     --             $   --
                                                      =====              =====
RUSSIAN-CAVIAR.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE MONTH ENDED FEBRUARY 29, 2000



                             Common Stock                   Additional
                           Number of Shares     Amount      Paid in       Retained
                                                            Capital       (Deficit)   Total
                          -------------------   ------      --------      ---------   -----
Common Stock
issued                        1,950,000       $ 1,950       $   --        $ 1,950

Net loss for
Balance 2/29/2000             1,950,000       $ 1,950       $   --        $(1,950)   $  --
                              ---------       -------      ---------     ---------   ------
                              ---------       -------      ---------     ---------   ------




[CAPTION]
RUSSIAN-CAVIAR.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
                                                                    Cumulative
                                                                    since
                                                                    inception
                                               For the month ended  of
                                               February 29, 2000    Development
                                                 -----------------  Stage
                                                                    ----------

CASH FLOWS FROM OPERATING
ACTIVITIES:

Operating Activities
Net Loss ............................................   $(1,950)
$(1,950)
Increase (Decrease) in Accounts Payable .............    (1,950)      (1,950)
                                                          -----        -----
  Net Cash Used provided by operating activities ....    (1,950)      (1,950)
                                                          -----        -----

CASH FLOWS FROM FINANCING
ACTIVITIES:

Common stocks issued                                      1,950        1,950
                                                          -----        -----
Net Cash Provided by

  Financing Activities ..............................     1,950        1,950
                                                          -----        -----

Cash and Cash Equivalents
  at Beginning of Period ............................       --            --
                                                          -----        -----
Cash and Cash Equivalents

  at End of Period ..................................   $   --        $   --
                                                          =====        =====


[CAPTION]
 RUSSIAN-CAVIAR.COM
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED February 29, 2000

NOTE 1. DESCRIPTION OF THE BUSINESS
The Company was incorporated under the laws of the state of California on February 1, 2000. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California including, without limitation, to provide sales of caviar on the Internet.

The Company has been in the development stage since its formation on February 1, 2000. Planned principal operations have only recently commenced since then, but the company has not generated any significant revenue.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A.  The Company uses the accrual method of accounting.

B. Revenues and directly related expenses are recognized in the period when the goods are shipped to the customers.

C. The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents.

D. Primary Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

E. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS



                                                    PAGE
                                                  ---------

Available Information...........................         1
Prospectus Summary..............................         1
Risk Factors....................................         3
Use of Proceeds.................................         5
Dividend Policy.................................         5
Price Range of Securities.......................          6
Capitalization..................................          6
Dilution........................................          6
Selected Financial Data.........................          7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................          8
Business........................................          8
Management......................................         12
Certain Transactions............................         13
Principal Stockholders..........................         13
Description of Securities.......................         14
Shares Eligible for Future Sale.................         15
Underwriting....................................         15
Legal Matters...................................         15
Experts.........................................         16
Index to Financial Statements...................         16

[CAPTION]
                            RUSSIAN-CAVIAR.COM

                      50,000 SHARES OF COMMON STOCK

                              -------------

                                PROSPECTUS

                              -------------

                              MARCH 14, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The Company's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. The Company's By-laws also contain a provision for the indemnification of the Company's directors.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:



SEC registration fee...........................................  $
Printing and engraving expenses................................  $500
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $12,000
Blue sky fees and expenses (including legal and filing fees)...  $1,000
Miscellaneous..................................................  $1,000
                                                                 ----------
    Total......................................................  $15,500
                                                                 ----------
                                                                 ----------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by the Company within the past three years and were not registered under the Securities Act.

In connection with organizing the Company, on February 1, 2000, Agata Gotova and was issued 1,610,000 shares of restricted common stock in exchange for services, the business plan of the Company, and the Company's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Ms. Gotova may be deemed to be promoter of the Company. No other persons are known to Management that would be deemed to be promoters.

On February 1, 2000, in exchange for web site development services rendered to the Company's web sites, the Company issued 100,000 shares of its common stock under Rule 701 promulgated by the Securities and Exchange Commission to a non-sophisticated investor with full access to all corporate information.

On February 1, 2000, the Company issued 90,000 shares of its common stock to Kenneth G. Eade, counsel to the Company and the husband of its President, Agata Gotova, under Rule 701 promulgated by the Securities and Exchange Commission in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration Statement:



  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                   Articles of Incorporation
       3.2                   Amendment to Articles of Incorporation
       3.4                   By-Laws
       4.1                   Form of Common Stock Certificate
       5.1                   Opinion of Kenneth G. Eade, Attorney at Law
                            (including  consent)
       6.1                   Specimen of Stock Certificate
      23.1                   Consent of Independent Accountant
      23.2                   Consent of Kenneth G. Eade(filed as part of Exhibit
                             5.1)

ITEM 28. UNDERTAKINGS.

    The undersigned Company hereby undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the
Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or a controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      II-6

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on March
14, 2000.


              SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     Russian-Caviar.com

 /s/ Agata Gotova
 By______________________________________________
 AGATA GOTOVA, President and Director
 Date: March 14, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


 /S/ Agata Gotova
 _______________________________________
 AGATA GOTOVA, President/Secretary/Treasurer/Director
 Date: March 14, 2000


 Exhibit 3(a)
 ARTICLES OF INCORPORATION

           2185870
           ENDORSED-FILED
           IN THE OFFICE OF THE
   SECRETARY OF STATE
   OF THE STATE OF CALIFORNIA
           Feb-1 2000

   BILL JONES, SECRETARY OF STATE


ARTICLES OF INCORPORATION OF
RUSSIAN-CAVIAR.COM

FIRST: The name of the corporation is:   RUSSIAN CAVIAR.COM.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

 THIRD: The name and address in the State of California of this corporation's initial agent for service of process is: KENNETH G. EADE, 827 State Street, Suite 26, Santa Barbara, California 93101.

FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


FIFTH: This corporation is authorized to issue only one class of shares of stock, all common; and the total number of shares which this corporation is authorized to issue is 100 Million (100,000,000) I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my own act and deed. Exedcuted January 25, 2000 at Santa Barbara, California.

Kenneth G. Eade
__________________________
KENNETH G. EADE





 [CAPTION]
 EXHIBIT 3(b)
 BY-LAWS OF Russian-Caviar.Com


ARTICLE I - OFFICES

Section 1. The registered office of the corporation in the State of Delaware shall be at Registered Agents, Ltd. 1220 North Market Street Suite 606, Wilmington, Delaware, 19801.

Section 2. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II   SEAL

Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware".

ARTICLE III   STOCKHOLDERS' MEETINGS

Section 1. Meetings of the stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without the state, as may be selected from time to tome by the Board of Directors.

Section 2. ANNUAL MEETINGS: The annual meeting of the stockholders shall be held on the 1st day of May in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 2:00 o'clock P. M., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefore, the directors shall cause the meeting to be held as soon thereafter as convenient.

Section 3. ELECTIONS OF DIRECTORS: Elections of the directors of the corporation be by written ballot.

Section 4. SPECIAL MEETINGS: Special meetings of the stock-holders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting,, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least Ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

Section 5. QUORUM: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. PROXIES: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if , and only as long as, it is coupled with and interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

Section 7. NOTICE OF MEETINGS: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 8. CONSENT IN LIEU OF MEETINGS: Any action required to be taken at any annual or special meeting or stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all share entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. LIST OF STOCKHOLDERS: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE IV - DIRECTORS

Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, Three in number. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

Section 2. REGULAR MEETINGS: Regular meetings of the Board shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

Section 3. SPECIAL MEETINGS: Special Meetings of the Board may be called by the President on Ten days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

Section 4. QUORUM: A majority of the total number of directors shall constitute a quorum for the transaction of business.

Section 5. CONSENT IN LIEU OF MEETING: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

Section 6. CONFERENCE TELEPHONE: One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

Section 7. COMPENSATION: Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 8. REMOVAL: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

ARTICLE V - OFFICERS

Section 1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Chairman, one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

Section 2. SALARIES: Salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 3. TERM OF OFFICE: The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

Section 4. PRESIDENT: The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

Section 5. SECRETARY: The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President , and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

Section 6. TREASURER: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

ARTICLE VI - VACANCIES

Section 1. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

Section 2. RESIGNATION EFFECTIVE AT FUTURE DATE:

When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE VII - CORPORATE RECORDS

Section 1. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of it's stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

ARTICLE VII - STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and the Secretary.

Section 2. TRANSFERS: Transfers of shares shall be made on he books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent in law.

Section 3. LOST CERTIFICATE: The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. RECORD DATE: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

 If no record date is fixed:

  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholder shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
   (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. DIVIDENDS: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

Section 6. RESERVES: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX - MISCELLANEOUS PROVISIONS

Section 1. CHECKS: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. FISCAL YEAR:The fiscal year shall begin on the first day of January.

Section 3. NOTICE: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

Section 4. WAIVER OF NOTICE: Whenever any written notice is required by statute, or by the Certificate or the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 5. DISALLOWED COMPENSATION: Any payment made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

Section 6. RESIGNATIONS: Any director or other officer may resign at any time, such resignation to be in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation shall not be required to make it effective.

ARTICLE X - ANNUAL STATEMENT

Section 1. The President and the Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a Certified Public Accountant.

ARTICLE XI - - INDEMNIFICATION AND INSURANCE:

Section 1. (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation of is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee or agent or in any other capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonable incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expense incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of it Board of Directors, provide indemnification to employee and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) RIGHT OF CLAIMANT TO BRING SUIT:

If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may be at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and , if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

(c) Notwithstanding any limitation to the contrary contained in sub-  paragraphs
(a) and (b) of this section, the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matter referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(d) INSURANCE:

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

 ARTICLE XII - AMENDMENTS

Section 1. These By-Laws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

[CAPTION]
EXHIBIT 3.1(b)
BY-LAWS OF RUSSIAN-CAVIAR.COM

ARTICLE I  OFFICES

Section 1. PRINCIPAL OFFICE. The principal office for the transaction of business of the corporation shall be fixed or may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.

Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

 ARTICLE II  DIRECTORS - MANAGEMENT

Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS. Subject to the provisions of applicable law and to any limitations in the Article of Incorporation of the corporation relating to action required to be approved by the Shareholders, or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to an executive committee or others, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. STANDARD OF CARE. Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such scare, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

Section 3. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Section 4. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until la successor has been elected and qualified.

Section 5. VACANCIES. Vacancies in the Board of Directors may be filled by amajority of the remaining Directors, though less than a quorum, or by a soleremaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to existin the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number or Directors is increased or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting. The Shareholders may elect a director or Directors at any timeto fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent or a majority of the outstanding shares entitled to vote. Any Director may resign effective ongiving written notice to the Chairman of the Board, the President, theSecretary, or the Board of Directors, unless the notice specifies a latertime ro that resignation to become effective. If the resignation of aDirector is effective at a future time, the Board of Directors may elect asuccessor to take office when the resignation becomes effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Directors' term of office expires.

Section 6. REMOVAL OF DIRECTORS. Subject to applicable law, the entire or any individual Director may be removed from office. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 7. NOTICE, PLACE AND MANNER OF MEETINGS. Meetings of the Board of Directors may be called by the Chairman of the Board or the President, or any Vice President, or the Secretary or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notion of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained by the Secretary or other Officer designated for that purpose.

Section 8. ORGANIZATIONAL MEETINGS. The organization meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

Time of Regular Meeting: 9:00 a.m.
Date of Regular Meeting: Last Friday of every month

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need to given of such regular meetings.

Section 10. SPECIAL MEETINGS - NOTICES - WAIVERS. Special meetings of the Board may be called at any time by the President or, if he or she is absent or unable or refuses to act, by any Vice President or the Secretary or by any two (2) Directors, or by one (1) Director if only one is provided. At least forty-eight
(48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or if not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director. When all of the Directors are present at any Directors' meeting, however, called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or, (ii) if a majority or the Directors is present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minute thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, ro, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lace of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11. DIRECTORS' ACTION BY UNANIMOUS WRITTEN CONSENT.
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing sighed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 12. QUORUM. A majority of the number or Directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors present at any meeting at which there is a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 13. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein continued shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 15. COMMITTEES. Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by applicable law.

Section 16. ADVISORY DIRECTORS. The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 16. RESIGNATIONS. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

    ARTICLE III  OFFICERS

Section 1. OFFICERS. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, or one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number or offices may be held by the same person.

Section 2. ELECTION. The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall be removed or otherwise disqualified to serve or a successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided by the by-Laws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of any officer under any contract of employment, any Officer may be removed, either withe cause, by the Board of Directors, at any regular or special meeting of the Board, or except in case of an Officer chosen by the Board of Directors by any Officer upon whom such power of removal may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.

Section 5. VACANCIES. A vacancy in any office because death, resignation, removal, disqualification or any other cause shall be filed in the manner prescribed in the By-Laws for regular appointment to that office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws. If there is no President, the Chairman of the Board shall in addition by the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article.

Section 7. PRESIDENT/CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall , subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other dirties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, now authorized, the notice thereof given, the names of those present at Directors meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By- Laws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transaction s of the corporation, including accounts of its assets, earnings (or surplus) and shares. The books of accounts shall at all reasonable times be open to inspection by any Director.

This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the v, shall render to the president and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or By-Laws.

    ARTICLE IV  SHAREHOLDERS' MEETINGS

Section 1. PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the principal executive office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2. ANNUAL MEETINGS. The annual meetings of the Shareholders shall be held, each year, at the time and on the day following:

Time of Meeting: 10:00 a.m.
Date of Meeting: April 20th

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be property brought before the meeting.

Section 3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting. Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders, entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty- five (35) nor more than sixty (6) days after the receipt of such request. If such notice is not given within twenty (2) days after receipt of such request, the persons calling the meeting may give notice thereof in the same manner provided by these By-Laws.

Section 4. NOTICE OF MEETINGS - REPORTS. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty
(60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant
Secretary, or if there by no such Officer, or in the case of his or here neglect or refusal, by any Director or Shareholders. Such Notices or any reports shall be given personally or by mail and shall be sent to the Shareholders's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of the notice. Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which Board at date of mailing intends to present for action by the Shareholders. At any meetings where Directors are to be elected notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election. If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation is situated, or published at least once in some newspaper of general circulation in the County of said principal office. If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is a is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which said adjournment is taken.

Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, however called and notice, shall be valid as though had a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in applicable law.

Section 6. Shareholders ACTION WITHOUT A MEETING - DIRECTORS Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can be elected by unanimous written consent, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7. OTHER ACTIONS WITHOUT A MEETING. Unless otherwise provided for under applicable law for the Articles of Incorporation, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing, (1) Notice of any Shareholder approval without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and (2) Prompt notice shall be give of the taking of any other corporate action approved by Shareholders without a meeting be less than unanimous written consented to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Shareholder's proxy holders, or a transferred of the shares of a personal representative or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number or shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8. QUORUM. The holder of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however such majority shall not be present or represented at any meeting of the Shareholders, the shareholders represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transaction which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9. VOTING Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate their votes and give one candidate a number of notes equal to the number or Directors to be elected multiplied by the number or votes to which his or her shares are entitled to, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.

The candidates receiving the highest number or votes up to the number or Directors to be elected are elected. The Board of Directors may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders or record on the date so fixed shall be entitled to notice of and to vote at such meeting, to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10. PROXIES. Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of applicable law filed with the Secretary of the corporation.

Section 11. ORGANIZATION. The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders', the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

ARTICLE V  CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges preferences and restriction, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an assistant treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.

 Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issuance.

Section 2. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate or stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tender and for the same number of shares as the one alleged to the lost or destroyed.

Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated balk or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. CLOSING STOCK TRANSFER BOOKS - RECORD DATE.
In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any other action.

If no record date is fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

ARTICLE VI  RECORDS - REPORTS - INSPECTION

Section 1. RECORDS. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided under applicable law.

Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS. The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 4. CHECK, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Board of Directors.

Section 5. CONTRACT, ETC. HOW EXECUTED. The Board of Directors, except as in the By-Laws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by an contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount except as may be provided under applicable law.

ARTICLE VII  ANNUAL REPORTS

Section 1. REPORT TO Shareholders, DUE DATE. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of the Article IV of these By-Laws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accounts or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

ARTICLE VIII  AMENDMENTS TO BY-LAWS

Section 1. AMENDMENT BY Shareholders. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number or authorized Directors of the corporation, the authorized number or Directors may be changed only by an amendment of the Article of Incorporation.

Section 3. POWERS OF DIRECTORS. Subject to the right or the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, and the limitations, if any, under law, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-law or amendment thereof changing the authorized number of Directors.

ARTICLE IX  CORPORATE SEAL

Section 1. SEAL The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date and State of Incorporation.

 ARTICLE X  MISCELLANEOUS

 Section 1. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant.

 Section 2. SUBSIDIARY CORPORATIONS. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

Section 3. INDEMNITY. Subject to applicable law, the corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

[CAPTION]
Exhibit 4(a)
SPECIMEN OF COMMON STOCK CERTIFICATE

Innovative Software Technologies, Inc.

 [________]NUMBER
 SHARES[________]
 AUTHORIZED COMMON STOCK; 100,000,000 SHARES PAR VALUE $.001
 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED
 UNDER THE LAWS OF THE STATE OF CALIFORNIA COMMON STOCK CUSIP 03071S106

 THIS CERTIFIES THAT

Is the RECORD HOLDER OF SHARES OF Russian-Caviar.Com COMMON STOCK
TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

 [SEAL OF Russian-Caviar.Com]

AGATA GOTOVA

President
AGATA GOTOVA

     Secretary


 By: Melissa Bebe
 American Registrar and Transfer Company
  Salt Lake City, UT 84107

This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____ TEN ENT - as tenants by the entireties

 (Cust) (Minor) JT TEN - as joint tenants with right

 under Uniform Gifts to Minors of survivorship and not as Act
 ________________________ tenants in common
   (State)
 Additional abbreviation may also be used though not in above list.

 FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------- - ------------- ---------
---------------- ________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
 ________________________________________________________ ______ ___
_________ ________________________________________________________ ______
___ _________ ________________________________________________________
______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________ ______ ___ _________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
 Dated, ---------------------------------

 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

 [CAPTION]
 EXHIBIT 5.1
 OPINION OF COUNSEL AND CONSENT

March 1, 2000


Board of Directors
Russian-Caviar.com
827 State Street, Suite 26
Santa Barbara, CA 93101


Re: Russian-Caviar.com


Gentlemen:

The undersigned is counsel for Russian-Caviar.com. I have been requested to render an opinion on the tradeability of the 50,000 shares of the company proposed to be sold pursuant the Company's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed the Company's Registration on Form SB-2, the Company's Form 10SB, company articles of incorporation and by laws and other corporate documents. All representations made to me in the company documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

           1. The Company is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

           2. That the shares of common stock to be issued by the Company have been reserved and, when issued, will be duly and properly approved by the Company's Board of Directors.

           3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

           4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in the Company's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
KENNETH G. EADE

[CAPTION]
EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANT
I consent to the incorporation by reference in the Registration Statement on From SB-2 my report dated March 1, 2000 and the related statements of income, stockholder's equity, and cash flows for the years then ended.

ROGER G. CASTRO
Roger G. Castro
Certified Public Accountant
Oxnard, California
March 1, 2000

[CAPTION]
 EXHIBIT
SUBSCRIPTION AGREEMENT
RUSSIAN-CAVIAR.COM
827 State Street, Suite 26
Santa Barbara, California 93101


Gentlemen:

           The undersigned has read and understands the matters set forth in your prospectus dated March 14, 2000. The undersigned represents as set forth below and subscribes to purchase ________Shares at $1.00 per Share, for
$_______________, subject to your acceptance of this subscription.   There is no
minimum contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia  _____     Other State _____________
A State foreign to U.S.A. _____

           Dated:______________.

If not an individual:                         _________________________
                                    Signature

_________________________           _________________________
Name of Corporation, Trust,                   Print or type name of
           or Partnership                          Signer
_________________________           _________________________
State where incorporated,                P.O. Box or Street Address
  organized, or domiciled

_________________________           _________________________
Print Signer's Capacity                  City, State and Zip Code

_________________________
Tax ID Number                  _________________________
                                    Telefax and Phone Numbers
                                    _________________________
                                         Social Security #